Exhibit 4.2

EXECUTION VERSION

SMARTSHEET INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT May 19, 2017

SMARTSHEET INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of May 19, 2017, by and among Smartsheet Inc., a Washington corporation (the “Company”), the investors listed on Exhibit A attached hereto (individually, an “Investor” and collectively, the “Investors”) and the holders of Common Stock of the Company listed on Exhibit A attached hereto (individually, a “Common Holder” and, collectively, the “Common Holders”)
RECITALS
A.    Certain of the Investors (collectively, the “Existing Investors”) hold shares of the Company’s Common Stock, Series A Preferred Stock (the “Series A Preferred Stock”), Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”), Series A-3 Preferred Stock (the “Series A-3 Preferred Stock”), Series A-4 Preferred Stock (the “Series A-4 Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), Series D Preferred Stock (the “Series D Preferred Stock”) and/or Series E Preferred Stock (the “Series E Preferred Stock”) and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2014, by and among the Company, the Existing Investors listed on Exhibit A thereof and the Common Holders listed on Exhibit A thereof (the “Prior Agreement”).
B.    The undersigned Existing Investors are holders of at least a majority of the “Registrable Securities” of the Company (as defined in the Prior Agreement) and either the holders of at least a majority of (x) the shares of Series D Preferred Stock or (y) the shares of Series E Preferred Stock desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.
C.    The Company and certain of the Investors have entered into a Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to certain of the Investors and such Investors desire to purchase from the Company shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”). The Purchase Agreement provides that, as a condition to such Investors’ purchase of Series F Preferred Stock, the Company and Existing Investors holding a sufficient number of “Registrable Securities” (as defined in the Prior Agreement) amend and restate the Prior Agreement as provided herein. The Company and the Existing Investors each desire to induce the Investors to purchase shares of Series F Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein. The closing of the transactions contemplated by the Purchase Agreement are conditioned upon the transactions in the other agreement being consummated concurrently.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned Existing Investors hereby agree that the Prior Agreement is amended, restated and superseded in its entirety by this Agreement, and the parties hereto further agree as follows:
1.Registration Rights. The Company and the Investors covenant and agree as follows:

1.1    Definitions. For purposes of this Section 1:
(a)    The term “Common Stock” means the shares of the Company’s Common Stock.
(b)    The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;
(c)    The term “Form S-3” means such form under the Securities Act (defined below) as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;
(d)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12;
(e)    The term “Preferred Stock” means, collectively, shares of the Company’s Class A Preferred Stock (as defined in the Restated Articles), Series B Preferred Stock, Class C Preferred Stock (as defined in the Restated Articles), Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.
(f)    The term “Qualified IPO” has the same meaning as “Qualified Public Offering,” as such term is defined in the Restated Articles;
(g)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;
(h)    The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of Preferred Stock (whether currently owned or hereafter acquired), (ii) the shares of Common Stock held by the Investors (whether currently owned or hereafter acquired), (iii) the shares of Common Stock held by the Common Holders (whether currently owned or hereafter acquired); provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 such Common Stock, other than such Common Stock purchased pursuant to the Tender Offer (as defined in the Purchase Agreement), shall not be deemed Registrable Securities and the Common Holders shall not be deemed Holders, and (iv) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii) or (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15;

(i)    The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities;
(j)    “Restated Articles” means the Company’s Amended and Restated Articles of Incorporation, as such may be amended from time to time;
(k)    The term “SEC” means the Securities and Exchange Commission; and
(l)    The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.
(m)    The term “Series A Director” means the Frei Director, as defined in the Voting Agreement.
(n)    The term “Series B Director” means the Madrona Director, as defined in the Voting Agreement.
(o)    The term “Series D Director” means the Insight Director, as defined in the Voting Agreement.
(p)    The term “Series E Director” means the SHV Director, as defined in the Voting Agreement.
(q)    “Voting Agreement” means the Amended and Restated Voting Agreement between the Company and the Shareholders (as defined therein), dated as of May 19, 2017, as it may be amended from time to time.
1.2    Request for Registration.
(a)    If the Company shall receive at any time after the earlier of (i) May 19, 2020 or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10 million, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities that the Holders request to be registered within 20 business days of the mailing of such notice by the Company.
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any

Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting by Investors (or their assignees) shall not be reduced unless all other securities are first entirely excluded from the underwriting.
(c)    Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
(d)    In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
(i)    After the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;
(ii)    During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4.
1.3    Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 business days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
1.4    Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 15% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively. If the Holders of Registrable Securities requesting registration under this Section 1.4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 1.8 shall apply to such registration.
1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier; provided that such 120 day period shall be extended for a period of time equal to the period the Holder(s) refrain from selling any securities included in such registration at the request of an underwriter of securities of the Company.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.5(a) above.
(c)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.
(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(i)    Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
(j)    Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
1.6    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.
1.7    Expenses of Registration.
(a)    Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; and provided further that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
(b)    Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, qualification, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
(c)    Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration of the resale of Registrable Securities requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
1.8    Underwriting Requirements. In connection with any offering pursuant to Section 1.3 or Section 1.4 involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (i) the amount of securities of the selling Investors (or their assignees) included in an offering pursuant to Section 1.3 be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included or (ii) any securities held by an Investor (or such Investor’s assignee) be excluded if any securities held by any selling shareholder other than the Investors (or their assignees) are included. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and holders of capital stock of such holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.
1.9    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
(b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with any amounts paid by such Holder under Subsection 1.10(b), exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
1.11    Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;
(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S‑3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(d)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
1.12    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 20% of the Registrable Securities originally purchased by the Holder, or all of such transferring holder’s shares, if less, (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided, however, that the Company is furnished with prompt written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (y) a partnership who are partners or retired partners of such partnership or (z) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.
1.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section 1.3, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of the securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 180 days of the effective date of any registration effected pursuant to Section 1.2.
1.14    Lock-Up Agreement.
(a)    Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering; provided, however, that such period may be extended for such additional periods as may be required to facilitate the underwriters’ compliance with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto (such additional periods not to exceed 30 days. The foregoing provisions of this Section 1.14 shall not apply to any sale of any shares pursuant to an underwriting agreement. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 1.14. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
(b)    Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all five percent (5%) or greater shareholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.
(c)    Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).
(d)    Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.
1.15    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, (ii) with respect to a particular Holder, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of this Agreement, as provided in Section 3.1.
2.    Covenants of the Company.
2.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor (as defined below):
(a)    as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, to be prepared in accordance with generally accepted accounting principles, or GAAP, and to be audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within 60 days after the end of each quarter, unaudited quarterly financial statements and a comparison of such quarter’s results with the results projected by the Company’s annual budget;

(c)    as soon as practicable, but in any event within 30 days after the end of each month, unaudited monthly financial statements and a comparison of such month’s results with the results projected by the Company’s annual budget; and
(d)    as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis and approved by the Board of Directors of the Company, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
2.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or other similar highly confidential information (unless covered by a confidentiality agreement in a form reasonably acceptable to the Company).
2.3    Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, a “Major Investor” shall mean any person who holds at least 1,000,000 shares of Registrable Securities (as appropriately adjusted for stock splits, stock dividends, reclassification and the like). For purposes of this Section 2, Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.
Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
(b)    Within 15 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock then issued and held by such Major Investor (including all shares of Common Stock issuable upon conversion of all shares of Preferred Stock then held) bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all shares of Preferred Stock). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully‑Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully‑Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully-Exercising Investor (including all shares of Common Stock issuable upon conversion of all shares of Preferred Stock then held) by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held by all the Fully-Exercising Investors (including all shares of Common Stock issuable upon conversion of all shares of Preferred Stock then held). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder; provided, that, such closing shall not occur not more than 105 days after expiration of the period provided for in this subsection 2.3(b) whether or not such closing with any third party purchasers occurs.
(c)    The Company may, during the 45‑day period following the expiration of the period provided in subsection 2.3(b), offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)    The right of first offer in this Section 2.3 shall not be applicable to securities excluded from the definition of “Additional Stock” pursuant to Section (B)(4)(d)(i)(B) of Article 2 of the Restated Articles. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor in any particular subsequent securities issuance, if (i) at the time of such particular subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such particular subsequent securities issuance is otherwise being offered only to accredited investors; provided that notwithstanding the foregoing the exclusion of any Major Investor from any particular securities issuance shall not affect the right of such Major Investor to participate in any other securities issuance.
2.4    Stock Option Vesting. Except as expressly approved by a majority of the non-employee members of the Board of Directors, options issued to employees pursuant to the Company’s stock option plan shall be granted with four-year vesting, with 25% of the options vesting on the first anniversary from the date of grant and the remainder vesting in equal monthly installments after the first anniversary until fully vested as of the fourth anniversary form the date of the grant.
2.5    Compensation and Audit Committee. The Board of Directors shall maintain an Audit Committee and Compensation Committee to be comprised of non-management directors (including the Series A Director, Series B Director, Series D Director and Series E Director). The Compensation Committee shall be responsible for reviewing and approving all option grants, as well as compensation of all officers of the Company and non-officer employees whose annual compensation exceeds, or is expected to exceed, a threshold amount determined by the Board of Directors.
2.6    Directors and Officers Insurance. Unless otherwise determined by a majority of the Board of Directors (including the Series A Director, Series B Director, Series D Director and Series E Director), the Company shall purchase and maintain a policy or policies of directors and officers liability insurance on terms and conditions reasonably acceptable to the Company and the Investors in the amount of $2,000,000.
2.7    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Articles, or elsewhere, as the case may be.

2.8    Board Expenses. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.
2.9    Termination of Covenants.
(a)    The covenants set forth in Sections 2.1 through Section 2.9 (other than Section 2.8 and 2.9 with regards to any expenses incurred prior to termination) shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO or (ii) upon termination of this Agreement, as provided in Section 3.1.
(b)    The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in subsection (a) immediately above.
3.    Miscellaneous.
3.1    Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Articles.
3.2    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
3.3    Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Holders). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.4    Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (A) the Company, (B) the holders of at least a majority of the Registrable Securities then held by the Investors, and (C) any of the holders of at least a majority of (x) the shares of Series D Preferred Stock voting as a separate class or (y) the shares of Series E Preferred Stock voting as a separate class (or in each case their respective successors and assigns); provided however, that (i) if such amendment or waiver applies to Section 2.3, such amendment or waiver shall require the approval of the holders of at least a majority of the shares of Series F Preferred Stock (or their respective successors and assigns), and (ii) amending this Agreement in connection with the creation, authorization or issuance of capital stock after the date hereof (a “Subsequent Issuance”) in order to provide the purchasers of capital stock in such Subsequent Issuance with substantially the same rights and obligations with respect to such capital stock as those of the Investors provided hereunder shall not require the written consent contemplated by clause (C) above.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion and does not materially adversely impact any such Investor in a manner different than the other Investors (it being agreed that a waiver of the provisions of Section 2.3 with respect to a particular transaction shall be deemed to apply to all

Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, that notwithstanding any waiver of any of the provisions of Section 2.3, in the event Madrona Venture Group LLC or its affiliates (“Madrona”), Summit Partners or its affiliates (“Summit”), Insight Venture Management, LLC or its affiliates (“Insight”) or Sutter Hill Ventures or its affiliates (“SHV”) actually purchases any securities in such transaction (a “Participating Investor”), then in the event that Madrona, Summit, Insight or SHV did not consent to the waiver of Section 2.3 (a “Non-Consenting Investor”), such Non-Consenting Investor shall be permitted to purchase up to a number of Shares in such offering in an amount equal to the product of (x) the quotient of (1) the actual number of Shares purchased by a Participating Investor (as determined in the following sentence) divided by (2) the maximum number of Shares that would have been allocated to the applicable Participating Investor in accordance with the first sentence of Section 2.3(b), multiplied by (y) the maximum number of Shares that would have been allocated to the Non-Consenting Investor in accordance with the first sentence of Section 2.3(b).  For purposes of the foregoing computation, the Participating Investor that results in the largest number of Shares purchasable by the Non-Consenting Investor shall be utilized.   Notwithstanding the foregoing, this Agreement may not be amended or modified in a manner that would impose additional obligations on an Investor or additional restrictions over the rights of an Investor to freely transfer its shares of Preferred Stock without the consent of such Investor.  Any amendment or waiver effected in accordance with this Section shall be binding upon each party to this Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities and the Company.
3.5    Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice.
3.6    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.
3.7    Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of laws.
3.8    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.9    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
[Signature Page Follows]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE COMPANY:
SMARTSHEET INC.
By: /s/ Mark Mader
(Signature)

Name: Mark Mader
Title: Chief Executive Officer and President

Address: 10500 NE 8th St., Suite 1300
Bellevue, WA 98004
Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
MICHAEL ARNTZ

/s/ Mike Arntz
Michael Arntz

Address:	2424 11th Ave. W Seattle, WA 98119

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
STEPHEN BRANSTETTER

/s/ Stephen Branstetter
Stephen Branstetter

Address:	8614 23rd Ave. NW Seattle, WA 98117

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
JENNIFER CERAN

/s/ Jennifer Ceran
Jennifer Ceran

Address:	c/o Smartsheet Inc. 10500 NE 8th Street, Suite 1300 Bellevue, WA 98004

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

BRENT FREI
/s/ Brent Frei

Address:	302 Parkridge Lane Bellevue, WA 98004

WILLIAM ERIC BROWNE

Address:	12429 SE 26th Place Bellevue, WA 98005

JOHN D. CREASON

Address:	P.O. Box 2974 Woodinville, WA 98072

MARK P. MADER

Address:	5183 NE Laurelcrest Lane Seattle, WA 98105

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

BRENT FREI

Address:	302 Parkridge Lane Bellevue, WA 98004

WILLIAM ERIC BROWNE

Address:	12429 SE 26th Place Bellevue, WA 98005

JOHN D. CREASON

Address:	P.O. Box 2974 Woodinville, WA 98072

MARK P. MADER
/s/ Mark P. Mader

Address:	5183 NE Laurelcrest Lane Seattle, WA 98105

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

By:	/s/ Geoffrey T. Barker
Name:	Geoffrey Barker

Address:	1301 Spring Street, Apt. 30-J Seattle, WA 98104
Email:	[redacted]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

INSIGHT VENTURE PARTNERS VII, L.P

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

INSIGHT VENTURE PARTNERS COINVESTMENT FUND II, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

MADRONA VENTURE FUND III, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

MADRONA VENTURE FUND III-A, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

MADRONA VENTURE FUND IV, L.P.

By:	Madrona Investment Partners IV, L.P.
Its:	General Partner

By:	Madrona IV General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

MADRONA VENTURE FUND IV-A, L.P.

By:	Madrona Investment Partners IV, L.P.
Its:	General Partner

By:	Madrona IV General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SUMMIT PARTNERS VENTURE CAPITAL FUND III-A, L.P.

By:	Summit Partners VC III, L.P.
Its:	General Partner

By:	Summit Partners VC III, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SUMMIT PARTNERS VENTURE CAPITAL FUND III-B, L.P.

By:	Summit Partners VC III, L.P.
Its:	General Partner

By:	Summit Partners VC III, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SUMMIT PARTNERS VENTURE CAPITAL FUND IV-A, L.P.

By:	Summit Partners VC IV, L.P.
Its:	General Partner

By:	Summit Partners VC IV, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SUMMIT PARTNERS VENTURE CAPITAL FUND IV-B, L.P.

By:	Summit Partners VC IV, L.P.
Its:	General Partner

By:	Summit Partners VC IV, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SUMMIT PARTNERS ENTREPRENEUR ADVISORS FUND III, L.P.

By:	Summit Partners Entrepreneur Advisors GP III, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SUMMIT INVESTORS GE IX/VC IV, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SUMMIT INVESTORS GE IX/VC IV (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

Address:	c/o Summit Partners, L.P. 200 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attn: Leonard C. Ferrington

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP

By:	Sutter Hill Ventures, L.L.C.
Its:	General Partner

By:	/s/ James N. White
Name:	James N. White
Title:	Managing Director

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SAUNDERS HOLDINGS, L.P.

By:	/s/ Robert Yin (Under Power of Attorney)
G. Leonard Baker, Jr., Trustee of the Baker Revocable Trust U/A/D 2/3/03. General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

YOVEST, L.P.

By:	/s/ Robert Yin (Under Power of Attorney)
William H. Younger, Jr., Trustee of The William H. Younger, Jr. Revocable Trust U/A/D 8/5/09, General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

WILLIAM H. YOUNGER, JR., TRUSTEE OF THE WILLIAM H. YOUNGER, JR. REVOCABLE TRUST U/A/D 8/5/09

By:	/s/ Robert Yin (Under Power of Attorney)
William H. Younger, Jr., Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

TENCH COXE AND SIMONE OTUS COXE, CO-TRUSTEES OF THE COXE REVOCABLE TRUST U/A/D 4/23/98

By:	/s/ Robert Yin (Under Power of Attorney)
Tench Coxe, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

ROOSTER PARTNERS, LP

By:	/s/ Robert Yin (Under Power of Attorney)
Tench Coxe, Trustee of The Coxe Revocable Trust U/A/D 4/23/98, General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

JAMES C. GAITHER, TRUSTEE OF THE GAITHER RECOVABLE TRUST U/A/D 9/28/2000

By:	/s/ Robert Yin (Under Power of Attorney)
James C. Gaither, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

JAMES N. WHITE AND PATRICIA A. O’BRIEN, CO-TRUSTEES OF THE WHITE REVOCABLE TRUST U/A/D 4/3/97

By:	/s/ Robert Yin (Under Power of Attorney)
James N. White, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

ROSETIME PARTNERS L.P.

By:	/s/ Robert Yin (Under Power of Attorney)
James N. White, Trustee of The White Revocable Trust U/A/D 4/3/97, General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

NESTEGG HOLDINGS, LP

By:	/s/ Robert Yin (Under Power of Attorney)
Jeffrey W. Bird, Trustee of Jeffrey W. and Christina R. Bird Trust U/A/D 10/31/00, General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

JEFFREY W. BIRD AND CHRISTINA R. BIRD, CO-TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST U/A/D 10/31/00

By:	/s/ Robert Yin (Under Power of Attorney)
Jeffrey W. Bird, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

ANDREW T. SHEEHAN AND NICOLE J. SHEEHAN AS TRUSTEES OF SHEEHAN 2003 TRUST

By:	/s/ Robert Yin (Under Power of Attorney)
Andrew T. Sheehan, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

MICHAEL L. SPEISER AND MARY ELIZABETH SPEISER, CO-TRUSTEES OF SPEISER TRUST U/A/D 7/19/06

By:	/s/ Robert Yin (Under Power of Attorney)
Michael L. Speiser, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

CHATTER PEAK PARTNERS, L.P.

By:	/s/ Robert Yin (Under Power of Attorney)
Michael L. Speiser, Trustee of Speiser Trust U/A/D 7/19/06, General Partner

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

STEFAN A. DYCKERHOFF AND WENDY G. DYCKERHOFF-JANSSEN, OR THEIR SUCCESSOR(S) AS TRUSTEES UNDER THE DYCKERHOFF 2001 REVOCABLE TRUST AGREEMENT DATED AUGUST 30, 2001

By:	/s/ Robert Yin (Under Power of Attorney)
Stefan A. Dyckerhoff, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SAMUEL J. PULLARA III AND LUCIA CHOI PULLARA, CO-TRUSTEES OF THE PULLARA REVOCABLE TRUST U/A/D 8/21/13

By:	/s/ Robert Yin (Under Power of Attorney)
Samuel J. Pullara III, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

DOUGLAS T. MOHR AND BETH Z. MOHR, CO-TRUSTEES OF THE MOHR FAMILY TRUST U/A/D 2/17/15

By:	/s/ Robert Yin (Under Power of Attorney)
Douglas T. Mohr, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

MICHAEL I. NAAR AND DIANE J. NAAR AS TRUSTEES OF NAAR FAMILY TRUST U/A/D 12/22/95

By:	/s/ Robert Yin (Under Power of Attorney)
Diane J. Naar, Trustee

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Andrew T. Sheehan (Rollover)

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen (Rollover)

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen

/s/ illegible

Address: MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Barbara Niss

/s/ illegible

Address:	MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO Barbara Niss IRA

/s/ illegible

Address:	MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)

/s/ illegible

Address:	MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin

/s/ illegible

Address:	MAC A0119-29A 333 Market Street, 29th Floor San Francisco, CA 94105

EXHIBIT A
SCHEDULE OF SERIES F INVESTORS

Names of Series F Investors	Number of Shares of Series F Preferred Stock to be Purchased

Madrona Venture Fund IV, L.P.	763,347
Madrona Venture Fund IV-A, L.P.	19,455
Insight Venture Partners VII, L.P.	1,748,797
Insight Venture Partners (Cayman) VII, L.P.	769,857
Insight Venture Partners VII (Co-Investors), L.P.	40,477
Insight Venture Partners (Delaware) VII, L.P.	110,616
Insight Venture Partners Coinvestment Fund II, L.P.	943,187
Sutter Hill Ventures, a California Limited Partnership	312,000
Saunders Holdings, L.P.	58
William H. Younger, Jr., Trustee of the William H. Younger, Jr. Revocable Trust U/A/D 8/5/09	4,843
Tench Coxe and Simone Otus Coxe, Co-Trustees of the Coxe Revocable Trust U/A/D 4/23*98	16,032
Rooster Partners, L.P.	16,100
James C. Gaither, Trustee of the Gaither Revocable Trust U/A/D 9/28/2000	76
James N. White and Patricia A. O’Brien, Co-Trustees of the White Revocable Trust U/A/D 4/3/97	12,008
RoseTime Partners L.P.	14,700
NestEgg Holdings, LP	27,613
Andrew T. Sheehan and Nicole J. Sheehan as Trustees of Sheehan 2003 Trust	4,067
Michael L. Speiser and Mary Elizabeth Speiser, Co-Trustees of Speiser Trust U/A/D 7/19/06	18,231

Chatter Peak Partners, L.P.	18,230
Stefan A. Dyckerhoff and Wendy G. Dyckerhoff-Janssen, or their successor(s) as Trustees under the Dyckerhoff 2001 Revocable Trust Agreement dated August 30, 2001	7,320
Samuel J. Pullara III and Lucia Choi Pullara, Co-Trustees of the Pullara Revocable Trust U/A/D 8/21/13	7,320
Douglas T. Mohr and Beth Z. Mohr, Co-Trustees of the Mohr Family Trust U/A/D 2/17/15	379
Michael I. Naar and Diane J. Naar, as Trustees of Naar Family Trust U/A/D 12/22/95	906
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	120
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe	16,100
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet	3,327
Wells Fargo Bank, N.A. FBO SHV Profit Sharing plan FBO Yu-Ying Chen	906
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Barbara Niss	482
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)	906
Summit Partners Venture Capital Fund III-A, L.P.	454,984
Summit Partners Venture Capital Fund III-B, L.P.	137,899
Summit Partners Venture Capital Fund IV-A, L.P.	525,931
Summit Partners Venture Capital Fund IV-B, L.P.	67,920
Summit Partners Entrepreneur Advisors Fund III, L.P.	1,205
Summit Investors GE IX-VC IV, LLC	6,725
Summit Investors GE IX-VC IV (UK), L.P.	977
Summit Investors I, LLC	7,693
Summit Investors I (UK), L.P.	977

Michael Arntz	48,172
Stephen Branstetter	24,086
Jennifer Ceran	120,431

SCHEDULE OF SERIES E INVESTORS

Names of Series E Investors	Number of Shares of Series E Preferred Stock Held

Sutter Hill Ventures, a California Limited Partnership	4,651,882
Yovest, L.P.	71,365
Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust U/A/D 4/23/98	267,604
Rooster Partners, LP	226,000
James N. White and Patricia A. O’Brien, Co‑Trustees of The White Revocable Trust U/A/D 4/3/97	317,030
RoseTime Partners L.P.	81,700
Jeffrey W. Bird and Christina R. Bird, Co‑Trustees of Jeffrey W. and Christina R. Bird Trust U/A/D 10/31/00	412,281
Andrew T. Sheehan and Nicole J. Sheehan as Trustees of Sheehan 2003 Trust	42,947
Michael L. Speiser and Mary Elizabeth Speiser, Co-Trustees of Speiser Trust U/A/D 7/19/06	545,003
Stefan A. Dyckerhoff and Wendy G. Dyckerhoff-Janssen, or their successor(s) as Trustees under the Dyckerhoff 2001 Revocable Trust Agreement dated August 30, 2001	109,327
Samuel J. Pullara III and Lucia Choi Pullara, Co-Trustees of The Pullara Revocable Trust U/A/D 8/21/13	109,327
David E. Sweet and Robin T. Sweet, as Trustees of the David and Robin Sweet Living Trust, dated 7/6/04	13,997
Douglas T. Mohr and Beth Z. Mohr, Co-Trustees of The Mohr Family Trust U/A/D 2/17/15	5,669
G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust	875
James N. White and Patricia A. O’Brien, Co‑Trustees of The White Revocable Trust U/A/D 4/3/97	1,142

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	1,797
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe	226,000
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Andrew T. Sheehan (Rollover)	17,800
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)	35,683
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar	13,510
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen (Rollover)	13,510
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Barbara Niss	6,206
Wells Fargo Bank, N.A. FBO Barbara Niss IRA	980
Wells Fargo Bank, N.A. SHV Profit Sharing Plan FBO Patricia Tom (Post)	13,510
Madrona Venture Fund III, L.P.	785,225
Madrona Venture Fund III-A, L.P.	31,368
Madrona Venture Fund IV, L.P.	1,433,338
Madrona Venture Fund IV-A, L.P.	36,530
Insight Venture Partners VII, L.P.	948,628
Insight Venture Partners (Cayman) VII, L.P.	417,606
Insight Venture Partners VII (Co-Investors), L.P.	21,957
Insight Venture Partners (Delaware) VII, L.P.	60,003
Insight Venture Partners Coinvestment Fund II, L.P.	511,628

SCHEDULE OF SERIES D INVESTORS

Names of Series D Investors	Number of Shares of Series D Preferred Stock Held

Madrona Venture Fund III, L.P.	1,928,855
Madrona Venture Fund III-A, L.P.	77,055
Madrona Venture Fund IV, L.P.	1,956,060
Madrona Venture Fund IV-A, L.P.	49,850
Insight Venture Partners VII, L.P.	5,212,395
Insight Venture Partners (Cayman) VII, L.P.	2,294,610
Insight Venture Partners VII (Co-Investors), L.P.	120,645
Insight Venture Partners (Delaware) VII, L.P.	329,700
Insight Venture Partners Coinvestment Fund II, L.P.	2,811,230

SCHEDULE OF SERIES C-1 INVESTORS

Name of Series C-1 Investor	Number of Shares of Series C-1 Preferred Stock Held
Geoffrey Barker	1,531,580

SCHEDULE OF SERIES C INVESTORS

Names of Series C Investors	Number of Shares of Series C Preferred Stock Held

Madrona Venture Fund III, L.P.	3,229,995
Madrona Venture Fund III-A, L.P.	131,830
Insight Venture Partners VII, L.P.	210,885
Insight Venture Partners (Cayman) VII, L.P.	92,835
Insight Venture Partners VII (Co-Investors), L.P.	4,880
Insight Venture Partners (Delaware) VII, L.P.	13,340
Insight Venture Partners Coinvestment Fund II, L.P.	113,740
Ronald C. Frei	245,194
Aloysius T. McLaughlin	68,636
Citicorp Trust Delaware N.A. Trustee for the McLaughlin 2015 Family Trust	274,544
Judith Brick Freedman	121,590
W. Thomas Porter	137,270
Brent Frei	102,950
Patrick Colacurcio, Jr.	85,795
Douglas Thomson Porter	85,795
F&W Investments II, LLC (Series 2009)	43,295
Alan C. Smith	17,155
Top Tier Venture Capital VI Holdings	97,991

SCHEDULE OF SERIES B INVESTORS

Names of Series B Investors	Number of Shares of Series B Preferred Stock Held

Madrona Venture Fund III, L.P.	5,545,225
Madrona Venture Fund III-A, L.P.	221,520
Brent Frei	1,441,685

SCHEDULE OF SERIES A – A-4 INVESTORS

Names of Series A Investors	Number of Shares of Series A Preferred Stock Held

Madrona Venture Fund III, L.P.	8,099,380
Madrona Venture Fund III-A, L.P.	323,560
Insight Venture Partners VII, L.P.	532,715
Insight Venture Partners (Cayman) VII, L.P.	234,505
Insight Venture Partners VII (Co-Investors), L.P.	12,325
Insight Venture Partners (Delaware) VII, L.P.	33,695
Insight Venture Partners Coinvestment Fund II, L.P.	287,310
Brent Frei	6,421,300
Orrick Investments 2007, LLC	71,685
William Eric Browne	5,022
Maria Rose Colacurcio Frei	75,000
Patrick Colacurcio, Jr.	125,000
John D. Creason	423,363
Eugene J. Fasullo	75,000
Allen Freedman	400,000
David Geithner	100,000
Mark P. Mader	380,023
Aloysius T. McLaughlin	1,000,000
Jyh Yeuan Pook	400,000
W. Thomas Porter	228,210
Andrew Leonard Rees	225,000
Top Tier Venture Capital VI Holdings	1,731,177

SCHEDULE OF COMMON HOLDERS

Names of Common Holders	Number of Shares of Common Shares Held

Michael G. Andrews	180,207
Rajiv Arunkundram	15,000
Brett Batie	11,000
Peter Boit	802,500
Jennifer Bolton	28,593
William A. Bosworth	3,906
Kim Brandl	3,020
Darren Brown	1,875
William Eric Browne	1,705,205
Wally Bunn	900
Jacob C. Butler	2,708
Gywneth Casazza	1,562
Roman Castilleja	1,354
Paul Chodosh	677
Gene Choi	30,368
Mukesh K. Chopra	370
Patrick Colacurcio	130,000
John D. Creason	1,866,430
Wendy Darcy	1,000
Zachary DeBoer	1,342
Emily Esposito	1,562
Todd Andrew Fasullo	619,775
Mark A. Freeman	4,000

Names of Common Holders	Number of Shares of Common Shares Held
Tisha Leslie Freer	4,687
Brent Frei	425,000
Maria Rose Colacurcio Frei	1,680,805
Richard Furby	61,975
Daniel Garcia	10,875
Jason Gessel	28,749
Ben Gilbert	3,500
Tiffany Granger	240
David Joseph Hanson and Maris Lyn Hanson	133,330
Brian Harper	230,000
Phil Henry	49,480
Paul Homer	40,625
David Inden	2,800
Insight Venture Partners (Cayman) VII, L.P.	1,135,460
Insight Venture Partners (Delaware) VII, L.P.	163,150
Insight Venture Partners Coinvestment Fund II, L.P.	1,391,105
Insight Venture Partners VII (Co-Investors), L.P.	59,700
Insight Venture Partners VII, L.P.	2,579,300
Anthony Jacobson	126,053
Todd Jones	112,500
Roger Kennedy	11,979
Imran Khawaja	5,800
Tae Kim	64,000
Niels Kirkegaard	50,000

Names of Common Holders	Number of Shares of Common Shares Held
Mark Kristensson	185,000
Elizabeth Lawson	76,085
Tony J. Lee and Debra G. Lee	25,000
Mary Anna Leppard	35,000
Paulo Lisboa	7,613
Yingchao Liu	8,000
Libertatem Legacy GST Exempt Trust	735,295
Mark P. Mader	1,539,845
Alexandra Martin	1,000
James McMurchie	47,916
Gert Miraku	1,666
Madeline Moyer	1,302
Matthew Neckes	1,411
Shamaila Nizar	833
Jason Paul	3,333
Joel Pentland	937
Patricia Ann Puckett	937
Robert Radecki	500
Michael Robertson	2,174
Sonia Romo	36,000
Atul Sahai	10,000
Jennifer Savage	33,750
John Schmale	1,250
Drew Charles Schultz	781

Names of Common Holders	Number of Shares of Common Shares Held

Jodi Sorenson	27,500
Timothy Sprangers	7,812
Kevin Tao	32,500
Sean Austin Timm	2,810
Top Tier Venture Capital VI Holdings	725,000
Kit Unger	8,749
Benjamin Urman	4,400
Brian VandenHeuval	625
Alexander Vorobiev	127,853
Katherine Wilber	1,718
Benjamin M. Wood	10,000
Stephens Woodworth	5,937
Yiwen Wu	11,800
Francis Yoshida	33,020
Max Zulauf	62,500
Thomas Zylstra	4,583

SMARTSHEET INC.
FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This First Amendment to Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of October 26, 2017 by and among Smartsheet Inc., a Washington corporation (the “Company”), and the undersigned investors (the “Consenting Investors”) and amends that certain Amended and Restated Investors’ Rights Agreement, dated as of May 19, 2017 by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein) (the “Agreement”). Capitalized terms not herein defined shall have the meanings ascribed to them in the Agreement.
RECITALS
WHEREAS, the Company desires to issue and sell, and certain prospective additional investors desire to purchase, additional shares of the Company’s Series F Preferred Stock at an additional closing, and in connection with such closing the parties hereto wish to amend the Agreement as set forth in this Amendment.
WHEREAS, pursuant to Section 4.2 of the Agreement provides that any term of the Agreement may be amended or waived only with the written consent of (a) the Company, (b) the holders of at least a majority of the shares of Common Stock, Series A, Series A-1, Series A-2, Series A-3, Series A-4 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by Investors (or their respective successors and assigns) voting as a single voting group on an as-converted basis, and (c) any of the holders of at least a majority of (x) the shares of Series D Preferred Stock voting as a separate class or (y) the shares of Series E Preferred Stock voting as a separate class (collectively, the “Requisite Consent”).
WHEREAS, the undersigned constitute the Requisite Consent.
NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
Amendment of Agreement.
1.1    Amendment to Section 3. Section 3 shall be amended to add the following new subsection 3.10 in its entirety as follows:
“3.10    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of any shares of Preferred Stock become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. Each such person thereafter shall be deemed an Investor for all purposes under this Agreement.”

1.2    Amendment to Exhibit A. Exhibit A of the Agreement shall be amended to add the following:

“November 1, 2017 Closing

Names of Series F Investors	Number of Shares of Series F Stock to be Purchased
The Juan L. Gomez and Elena C. Gomez Declaration of Trust Dated April 2, 2009, Juan L. Gomez and Elena C. Gomez, Trustees	30,107
Magdalena Yesil, Trustee of the Justin Yeshil Wickett Trust dated December 10, 1990	15,053
Magdalena Yesil, Trustee of the Troy Kevork Wickett Trust dated December 10, 1990	15,054

Miscellaneous.
2.1    The terms and provisions of the Agreement shall remain in full force and effect except as specifically modified by this Amendment.
2.2    This Amendment may be executed in counterparts and delivered by facsimile or any similar electronic transmission device, all of which shall be considered one and the same agreement.
2.3    This Amendment shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflicts of laws thereof.
2.4    This Amendment, together with the Agreement, as amended, and all exhibits hereto and thereto represent the entire agreement of the parties with respect to the subject matter herein.
[Signature Page(s) Follow(s)]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SMARTSHEET INC.

By:/s/ Mark Mader
(Signature)

Name: Mark Mader
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

MADRONA VENTURE FUND III, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

MADRONA VENTURE FUND III-A, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

MADRONA VENTURE FUND IV, L.P.

By:	Madrona Investment Partners IV, L.P.
Its:	General Partner

By:	Madrona IV General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

MADRONA VENTURE FUND IV-A, L.P.

By:	Madrona Investment Partners IV, L.P.
Its:	General Partner

By:	Madrona IV General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title	Authorized Signatory

Address:	999 Third Avenue Suite 3400 Seattle, Washington 98104

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

INSIGHT VENTURE PARTNERS VII, L.P

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

INSIGHT VENTURE PARTNERS COINVESTMENT FUND II, L.P.

By:	Insight Venture Associates VII, L.P.,
Its:	General Partner

By:	Insight Venture Associates VII, Ltd.
Its:	General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:	c/o Insight Venture Management, LLC 680 Fifth Avenue, 8th Floor New York, New York 10019

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SUMMIT PARTNERS VENTURE CAPITAL FUND III-A, L.P.

By:	Summit Partners VC III, L.P.
Its:	General Partner

By:	Summit Partners VC III, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

SUMMIT PARTNERS VENTURE CAPITAL FUND III-B, L.P.

By:	Summit Partners VC III, L.P.
Its:	General Partner

By:	Summit Partners VC III, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

SUMMIT PARTNERS VENTURE CAPITAL FUND IV-A, L.P.

By:	Summit Partners VC IV, L.P.
Its:	General Partner

By:	Summit Partners VC IV, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SUMMIT PARTNERS VENTURE CAPITAL FUND IV-B, L.P.

By:	Summit Partners VC IV, L.P.
Its:	General Partner

By:	Summit Partners VC IV, LLC
Its:	General Partner

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

SUMMIT PARTNERS ENTREPRENEUR ADVISORS FUND III, L.P.

By:	Summit Partners Entrepreneur Advisors GP III, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

SUMMIT INVESTORS GE IX/VC IV, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SUMMIT INVESTORS GE IX/VC IV (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Manager

By:	/s/ Leonard C. Ferrington
Name:	Leonard C. Ferrington
Title:	Member

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

SUTTER HILL VENTURES, A CALIFORNIA
LIMITED PARTNERSHIP

By:	Sutter Hill Ventures, L.L.C.
Its:	General Partner

By:	/s/ Jim White
Name:	Jim White
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or have caused their duly authorized representatives to execute this First Amendment to Amended and Restated Investors’ Rights Agreement as of the date first set forth above.

GEOFFREY BARKER

/s/ Geof Barker

BRENT FREI

/s/ Brent Frei

MARK P. MADER

/s/ Mark. P. Mader